UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 11, 2009

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On January 11, 2009, Seagate Technology (the “Company”) committed to a restructuring plan (the “Plan”) intended to realign its cost structure with the current macroeconomic business environment.

The Plan includes reducing worldwide headcount by approximately 2,950 people, representing approximately 6% of its global employee headcount, which is inclusive of the previously disclosed 10% reduction of the U.S. workforce.

The Plan, which the Company expects to largely complete by the end of the March quarter, is expected to result in total pretax charges of approximately $90 million. These charges will primarily be incurred in the December 2008 quarter, and will consist mainly of employee termination costs, with the majority of cash payments expected to be paid in the March 2009 quarter. The savings generated from these restructuring activities are expected to amount to approximately $130 million annually.

Item 7.01	Regulation FD Disclosure.

In connection with the Company’s overall cost reduction strategy, the Company expects to reduce salaries of certain employees, including its named executive officers, as follows: 25% for Chief Executive Officer, Named Executive Officers and Executive Vice Presidents, 20% for Senior Vice Presidents, 15% for Vice Presidents, and 10% for management, sales, supervisors and professional employees. The salary reductions are expected to be finalized shortly and become effective in February 2009. The estimated savings generated from these salary reductions are expected to amount to approximately $80 million annually.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the Company’s current expectations regarding its restructuring plans, the associated projected cost savings and the expected reductions in employee compensation. These forward-looking statements are based on information available to Seagate as of the date of this Current Report. Current expectations, forecasts and assumptions involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control. Such risks and uncertainties include the Company’s ability to achieve projected cost savings in connection with its restructuring plans. Information concerning risk, uncertainties, and other factors that could cause events to differ materially from those described in the forward-looking statements is contained in the Company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on August 13, 2008 and in the Company’s Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission on October 30, 2008, which statements are incorporated into this Current Report by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and Seagate undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SEAGATE TECHNOLOGY

By:	/s/ KENNETH M. MASSARONI
Name:	Kenneth M. Massaroni
Title:	Senior Vice President, General Counsel and Secretary

Date: January 14, 2009

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